As filed with the Securities and Exchange Commission on February 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KARUNA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0605902
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

99 High Street, Floor 26 Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Karuna Therapeutics, Inc. 2019 Stock Option and Incentive Plan

Karuna Therapeutics, Inc. 2019 Employee Stock Purchase Plan

(Full Title of the Plans)

William Meury

President and Chief Executive Officer

Karuna Therapeutics, Inc.

99 High Street, Floor 26

Boston, Massachusetts 02110

(857) 449-2244

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Siavosh Salimi, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800	Mia Kelley Vice President, Legal Affairs Karuna Therapeutics, Inc. 99 High Street, Floor 26 Boston, Massachusetts 02110 (857) 449-2244

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2019 Stock Option and Incentive Plan and the 2019 Employee Stock Purchase Plan of Karuna Therapeutics, Inc. (the “Registrant”) registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (SEC File No. 333-232521, SEC File No. 333-237360, SEC File No. 333-253501 and SEC File No.  333-262946) of the Registrant are effective. Accordingly, the information contained in the Registrant’s Registration Statements on Form S-8 (SEC File No. 333-232521, SEC File No. 333-237360, SEC File No. 333-253501 and SEC File No. 333-262946) filed with the Securities and Exchange Commission on July 2, 2019 is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 3, 2019, and incorporated by reference herein).

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2021, and incorporated by reference herein).

4.3	Specimen stock certificate evidencing the shares of common stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on June 17, 2019, and incorporated by reference herein).

4.4	Amended and Restated Investors’ Rights Agreement, dated as of March 15, 2019, among the Registrant and the other parties thereto (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of KPMG LLP, independent registered public accounting firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2019 Stock Option and Incentive Plan (filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on June 17, 2019, and incorporated by reference herein).

99.2	Form of Incentive Stock Option Agreement under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

99.3	Form of Non-Qualified Stock Option Agreement for Company Employees under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

99.4	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

99.5	Form of Restricted Stock Award Agreement under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

99.6	Form of Restricted Stock Unit Award Agreement for Company Employees under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

99.7	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

99.8	2019 Employee Stock Purchase Plan (filed as Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on June 17, 2019, and incorporated by reference herein)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on February 23, 2023.

KARUNA THERAPEUTICS, INC.

By:	/s/ William Meury
William Meury President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Karuna Therapeutics, Inc. (the “Company”), hereby severally constitute and appoint William Meury and Troy Ignelzi, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ William Meury William Meury	President, Chief Executive Officer and Director (Principal Executive Officer)	February 23, 2023

/s/ Troy Ignelzi Troy Ignelzi	Chief Financial Officer (Principal Financial and Accounting Officer)	February 23, 2023

/s/ Christopher J. Coughlin Christopher J. Coughlin	Director	February 23, 2023

/s/ James I. Healy, M.D. James I. Healy, M.D.	Director	February 23, 2023

/s/ Jeffrey M. Jonas, M.D. Jeffrey M. Jonas, M.D.	Director	February 23, 2023

/s/ Laurie J. Olson Laurie J. Olson	Director	February 23, 2023

/s/ Atul Pande, M.D. Atul Pande, M.D.	Director	February 23, 2023

/s/ Steven Paul, M.D.	Chief Scientific Officer, President of Research and Development, and Director	February 23, 2023
Steven Paul, M.D.

/s/ Denice M. Torres Denice M. Torres	Director	February 23, 2023

/s/ David E. Wheadon, M.D. David E. Wheadon, M.D.	Director	February 23, 2023